UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2025

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Tannery Way

Santa Clara, California 95054

(Address of principal executive office, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PANW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 7, 2025, Palo Alto Networks, Inc. (the “Company”) filed its definitive proxy statement (the “Proxy Statement”) for the Company’s 2025 Annual Meeting of Shareholders to be held on December 9, 2025. The following information supplements the disclosures set forth in the Proxy Statement.

On November 10, 2025, the Company granted additional equity awards totaling 2,735,105 shares of the Company’s common stock under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), with a maximum potential payout of up to 2,958,667 shares. Following these grants, 24,341,864 shares remained available for grant under the 2021 Plan. Additionally, 26,116,221 shares are subject to outstanding awards under the Company’s 2012 Equity Incentive Plan and the 2021 Plan.

Additional Equity Plan Information

The following table provides certain additional information regarding the Company’s equity compensation plans as of the latest practicable date prior to this filing, excluding the Company’s 2012 Employee Stock Purchase Plan:

As of 11/17/2025
Total Stock Options (including Performance-Based Stock Options) Outstanding	184,020
Weighted-Average Exercise Price of Stock Options Outstanding	$32.25 per share
Weighted-Average Remaining Duration of Stock Options Outstanding	0.42 years
Total Restricted Stock Units (including Performance-Based Restricted Stock Units) Outstanding	25,932,201
Total Shares Available for Grant under the 2021 Equity Incentive Plan	24,341,864

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ Bruce Byrd
Bruce Byrd
Executive Vice President, General Counsel and Secretary

Date: November 21, 2025